Exhibit 10.3

Ladies and Gentlemen:

On or about April 23, 2010, as additional consideration for the purchase of shares of capital stock (the “Shares”) of Calpian, Inc. (formerly Toyzap.com, Inc.) (the “Company”), the undersigned entered into a lock-up agreement (the “Lock-up Agreement”) pursuant to which the undersigned agreed that for a period of two (2) years from the date of acquisition of such Shares (the “Lock-up Period”), the undersigned would not offer, sell, contract to sell, transfer, hypothecate, pledge or otherwise dispose of, directly or indirectly (a “Transfer”), any of the Shares, or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale, transfer, hypothecation, pledge or disposal, unless and to the extent permitted by the Company in writing. Further, among other things, the undersigned agreed that any securities received upon conversion or exchange of the Shares shall similarly be subject to the provisions of the Lock-up Agreement, with certain exceptions as set forth therein, the stock certificates representing the Shares would bear a restrictive legend, and that the Company may hold the Shares in an escrow account on behalf of the holder and issue appropriate “stop transfer” instructions and decline to make any Transfer of the Shares if such Transfer could constitute a violation or breach of the Lock-up Agreement.

In order to induce certain third parties to enter into certain transactions with the Company, the Company has requested that the undersigned amend the Lock-up Agreement to extend the Lock-up Period to November 1, 2012.

For good and valuable consideration, the receipt of which is hereby acknowledged by the undersigned, the undersigned hereby agrees to amend the Lock-up Agreement, and the Lock-up Agreement is hereby amended, to extend the Lock-up Period thereunder to November 1, 2012.

The Lock-up Agreement, as amended hereby, shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Address
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